Exhibit 23 - Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Great Northern Iron Ore Properties of our report dated January 28, 2000, included in the 1999 Annual Report to Certificate Holders of Great Northern Iron Ore Properties.

                                                /s/ Ernst & Young LLP

March 10, 2000